EXHIBIT 5.1
                      [Letterhead of Ward and Smith, P.A.]


                                  May 25, 1999



Fidelity BancShares (N.C.), Inc.
100 South Main Street
Fuquay-Varina, North Carolina 27526

RE:   Our File 88-1308(O)

Ladies and Gentlemen:


We have acted as counsel to Fidelity BancShares (N.C.), Inc. ("BancShares") in connection with the preparation of a Registration Statement on Form S-1, as amended by Amendment No. 1, by Amendment No. 2 and by Amendment No. 3, including the form of Prospectus contained therein (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for purposes of registering under the Act
(i) BancShares' issuance and sale to FIDBANK Capital Trust I (the "Issuer Trust") of up to $23,000,000 in ___% Junior Subordinated Debentures (the "Junior Subordinated Debentures") pursuant to the terms of a certain Junior Subordinated Indenture proposed to be entered into by and between BancShares and Bankers Trust Company, as Trustee thereunder, in the form filed as Exhibit 4.6 to the Registration Statement (the "Junior Subordinated Indenture"), (ii) the issuance and sale by the Issuer Trust of up to $23,000,000 aggregate liquidation amount of ___% Capital Securities (the "Capital Securities"), and (iii) the issuance by BancShares of its guarantee of the Capital Securities pursuant to and to the extent provided in a certain Guarantee Agreement proposed to be entered into by and between BancShares and Bankers Trust Company, as Guarantee Trustee thereunder, in the form filed as Exhibit 4.5 to the Registration Statement (the "Guarantee Agreement").


In connection with rendering the opinions set forth in this letter, we have examined or relied upon copies of the following documents:

      1.    the Registration Statement and the Prospectus contained therein;

      2. the form of Junior Subordinated Indenture filed as Exhibit 4.6 to the Registration Statement;

      3. the form of Junior Subordinated Debentures contained as an exhibit to the Junior Subordinated Indenture; and

      4. the form of Guarantee Agreement filed as Exhibit 4.5 to the Registration Statement.

In rendering the opinions set forth in this letter, we have also examined the minutes of proceedings of BancShares' Board of Directors and such certificates of public officials, records and other certificates and instruments as we have deemed necessary for the purposes of the opinions expressed herein.

In delivering this letter, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the original or certified copies of all documents submitted to us as conformed or reproduction copies,
(ii) that the minutes of proceedings of BancShares Board of Directors are accurate and complete and contain minutes of all actions pertaining to the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, and the transactions described therein, (iii) that the final, executed versions of all relevant documents, including the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantee Agreement, will be identical in all material respects to the versions reviewed by us, and (iv) that the Junior Subordinated Debentures will be issued and sold on the terms described in the Junior Subordinated Indenture and the Registration Statement.

Based upon and subject to the foregoing, as well as the qualifications set forth in subsequent portions of this letter, we are of the opinion as of this date that, (i) when the Registration Statement has become effective, and upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and compliance with the securities or "blue sky" laws of various jurisdictions in which the Capital Securities will be offered or sold,
(ii) when the Junior Subordinated Indenture and the Guarantee Agreement have been properly executed and delivered by BancShares and by the Trustee and the Guarantee Trustee, respectively, and (iii) when the Junior Subordinated Debentures have been executed, authenticated and delivered in accordance with the terms of the Junior Subordinated Indenture, then the Junior Subordinated Debentures and the Guarantee Agreement will be valid, binding and legal obligations of BancShares.

In  rendering  the  opinions  set  forth  above,  we  have  assumed,   without
independent verification, that

1. The parties to the Junior Subordinated Indenture, the Guarantee Agreement and the Junior Subordinated Debentures have the corporate power and authority to execute, deliver and perform their respective obligations thereunder;

2. No event will take place subsequent to the date hereof that would cause any action taken in connection with the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind, or otherwise avoid any act;

3. All certificates of public officials have been properly given and are accurate and complete;

4. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein, and the conduct of the parties to such documents has complied with any requirement of good faith, fair dealing and conscionability;

5. There are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in any case, would define, supplement or qualify the terms of the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein.

In addition, all opinions and statements set forth in this letter are expressly limited and qualified as follows:

(1) The opinions expressed herein are limited to matters of North Carolina law, New York law and the federal laws of the United States of America. We point out that the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantee Agreement are governed by New York law. As to matters of New York law, we have relied exclusively on the opinion of White & Case LLP addressed to us and attached hereto as Exhibit A.

(2) Our opinions are limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

(3) The enforceability of all or various provisions of the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantee Agreement may be limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally,
      (ii) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies, and (iii) federal and/or state bank holding company, commercial bank, savings bank, thrift institution and deposit insurance laws and regulations, and the application of principles of public policy underlying such laws and regulations.

(4) We express no opinion herein as to the enforceability of any choice of law or indemnification provisions contained in the Junior Subordinated Indenture, the Junior Subordinated Debentures or the Guarantee
      Agreement.

(5) Except as otherwise expressly specified herein, the opinions herein are limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinions herein to reflect any change in the law or facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Ward and Smith, P.A. under the caption "Legal Matters" in the Registration Statement.

                                 Yours truly,

                                 /s/ WARD AND SMITH, P.A.

                                   EXHIBIT A

                        [Letterhead of White & Case LLP]





May 25, 1999

Ward and Smith, P.A.
Suite 2400
Two Hanover Square
Fayetteville Street Mall
Raleigh, NC 27602



Re:  FIDBANK Capital Trust I
----------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Bankers Trust Company, a New York banking corporation (the "Trust Company") in connection with (i) the Junior Subordinated Indenture, (the "Indenture"), to be entered into between Fidelity Bancshares (N.C.), Inc. (the "Company") and the Trust Company, not in its individual capacity, but solely as trustee (the "Indenture Trustee"), and (ii) the Guarantee Agreement, (the "Guarantee Agreement"), to be entered into between the Company and the Trust Company, not in its individual capacity, but solely as trustee (the "Guarantee Trustee").

     In this connection, we have examined the form of the Guarantee Agreement and the form of the Indenture, each filed as an Exhibit to the Registration Statement described hereinafter. We have also examined such certificates of public officials, such certificates of officers of the Trust Company, and copies certified to our satisfaction of such corporate documents and records of the Trust Company, and of such other papers, as we have deemed relevant and necessary for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Trust Company with respect to the accuracy of material factual matters contained therein which were not independently established. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

WHITE & CASE LLP
Page 2


     Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth below, it is our opinion that:

     When the Indenture and the Guarantee Agreement have been properly authorized, executed and delivered by the Company and by the Indenture Trustee and the Guarantee Trustee, respectively, and when the Junior Subordinated Debentures have been executed, authenticated and delivered in accordance with the terms of the Indenture and the Company shall have received valid consideration therefor, then the Junior Subordinated Debentures and the Guarantee Agreement will be valid, binding and legal obligations of the Company under the laws of the State of New York.

     The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

     A. We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York, and the Federal laws of the United States (except that we express no opinion with respect to (i) state securities or blue sky laws and (ii) federal securities laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended) and we have not considered and express no opinion on the laws, rules or regulations of any other jurisdiction.

     B. We have assumed that the Company has the power and authority to execute, deliver and perform each such document.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We also consent to the reference to White & Case LLP under the caption "Legal Matters" in the Registration Statement.


                                        Very truly yours,

                                        /s/ White & Case LLP